EXHIBIT 10.3

CURIS, INC.

Nonstatutory Stock Option Agreement

Granted Under 2000 Stock Incentive Plan

This Nonstatutory Stock Option Agreement certifies that, pursuant to the Curis, Inc. 2000 Stock Incentive Plan (the “Plan”), the Board has granted an option to purchase shares of Common Stock of Curis, Inc., as stated below. Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Plan.

Summary of Terms:

Participant:	[Name]

Circle One:	Employee Consultant Director

Participant’s address:	[Address]

Tax Identification No.:	[Social Security #]

Shares:	shares of Common Stock

Per Share Exercise Price:	$ per share

Vesting Date:

Grant Date:

Expiration Date:

Summary Vesting Schedule:	See Section 2(a) for details.

CURIS, INC.	Date:

By:

[ ], Vice President

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2000 Stock Incentive Plan.

Date:
Participant Signature

Terms and Conditions of Nonstatutory Stock Option Agreement

1. Grant of Option.

This agreement evidences the grant by Curis, Inc., a Delaware corporation (the “Company”), on the Grant Date to the Participant, of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2000 Stock Incentive Plan (the “Plan”), the Shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) at the Per Share Exercise Price. Unless earlier terminated, this option shall expire on the Expiration Date (or the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will vest as follows: [            ]. The shares subject to the portion of this option that is not yet exercisable are referred to herein as “Unvested Shares,” and the shares subject to the portion of this option that has become exercisable are referred to herein as “Vested Shares.” The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

a.	Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant or by any other form of notice (including electronic), and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan, including, without limitation, the manner provided in Section 5(f)(4) of the Plan, or as otherwise authorized by the Company. In the event that the Participant elects to pay for Shares by delivery of a promissory note, such note will be fully-recourse to the Participant and otherwise on such terms and conditions as the Board may determine. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

b.	Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

c.	Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

d.	Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

e.	Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Delivery of Shares; Compliance With Security Laws, Etc.

a.	General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Participant, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

b.	Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

5. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. The Company may, to the extent permitted by law, deduct any such required tax obligations from any payment of any kind otherwise due to the Participant.

6. Nontransferability of Option.

Except as herein expressly provided, this option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant. Notwithstanding the foregoing, the Participant may transfer this option (i) to a spouse, lineal ancestor or descendant, brother or sister of such Participant and to any trust for the benefit of such persons and (ii) as gifts to charitable organizations within the meaning of Section 501(c)(3) of the Code, so long as any such transferee agrees to be bound by the terms of this agreement.

7. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

8. Adjustment Provisions.

a.	General. If, through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Participant shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 8 of the Plan.

b.	Board Authority to Make Adjustments. Any adjustments under this Section 8 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

9. No Special Employment Rights.

Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or consulting relationship, as the case may be, of the Participant for the period within which this option may be exercised.

10. Rights as a Shareholder.

The Participant shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11.	Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party at the following addresses, or such other addresses as a party may designate by ten days’ advance written notice to the other party hereto:

Participant:	At the address shown on the first page.

Company:	Curis, Inc.
61 Moulton Street
Cambridge, MA 02138
Attention: Michael P. Gray
Vice President, Finance and CFO

12. Miscellaneous.

a.	Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

b.	This option shall be governed by and construed in accordance with the laws of the State of Delaware.